                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.
                                       TO
                      TRANSPORTATION ACQUISITION I CORP.,
                                      AND
                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.
                   (Not to Be Used for Signature Guarantees)

    This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.01 per share (the "Common Stock"), together with the associated preferred share purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of Transportation Technologies Industries, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See the section captioned "THE OFFER--Procedures for Tendering Shares" of the Offer to Purchase.

                        The Depositary of the Offer is:

                           FIRST UNION NATIONAL BANK

                BY MAIL OR HAND:                      BY FACSIMILE TRANSMISSION:

         Corporate Trust--Reorganization           (for Eligible Institutions only)
                   Department                               (704-590-7628)
        1525 W.W.T. Harris Boulevard, 3C3               CONFIRM BY TELEPHONE:
      Charlotte, North Carolina 28288-1153                  (704-590-7408)

                BY MAIL OR HAND:                    BY REGISTERED, CERTIFIED OR OVERNIGHT DELIVERY:
         Corporate Trust--Reorganization                    Corporate Trust--Reorganization
                   Department                                         Department
        1525 W.W.T. Harris Boulevard, 3C3                  1525 W.W.T. Harris Boulevard, 3C3
      Charlotte, North Carolina 28288-1153                  Charlotte, North Carolina 28262

    Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile number other than as set forth above will not constitute a valid delivery.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Transportation Acquisition I Corp., a Delaware corporation, and Transportation Technologies Industries, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 3, 2000 (the "Offer to Purchase") and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in the section captioned "THE OFFER--Procedures for Tendering Shares" of the Offer to Purchase.

-------------------------------------------

  Number of Shares:___________________________________________________________
  Share Certificate Numbers (if available)
  ____________________________________________________________________________
  ____________________________________________________________________________
  Check box if Shares will be tendered by book-entry transfer: / /
  Account number:_____________________________________________________________
  Dated:______________________________________________________________________
-------------------------------------------
-------------------------------------------

  Name(s) of Record Holder(s):

  ____________________________________________________________________________

  ____________________________________________________________________________

                              Please Type or Print

  Address(es):________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

                                                                     Zip Code

  Area Code and Telephone Number:

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

                                  Signature(s)

  Dated:______________________________________________________________________

------------------------------------------

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, within three Nasdaq trading days after the date of execution hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for the Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Address:                                          Authorized Signature
                                                  Name:
                                Zip Code          Please Type or Print
Area Code
and Telephone Number:                             Dated:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.